CONTACTS:
                                                         Pris Neulander, PURADYN
                                                               Media Coordinator
PURADYN                                                      561-547-9499, x 215
[LOGO]                                                    pneulander@puradyn.com

                                                         Kathryn Morris, PURADYN
                                              Director, Corporate Communications
                                                             561-547-9499, x 226
                                                  investor-relations@puradyn.com


                      PURADYN ANNOUNCES 2ND QUARTER RESULTS
                        - Guides to Strong Second Half -


BOYNTON BEACH, FL - AUGUST 14, 2003 - PURADYN FILTER TECHNOLOGIES INC. (AMEX:
PFT), the global bypass oil filtration system provider, today announced its second quarter results for 2003.

The Company reported a net loss of approximately $1,197,000 ($0.08 per share on a basic and diluted basis) for the quarter ended June 30, 2003, compared to a loss of approximately $838,000 ($0.05 on a basic and diluted basis) for the same period in 2002.

Kevin G. Kroger, President and COO, said, "In spite of second quarter results, we strongly believe that PURADYN will rebound in the second half of 2003 based on recent developments. The second quarter represents an unprecedented level of customer testing and evaluation of our systems, some of which are now resulting in orders. Historically, evaluations often conclude with new sales."

Kroger continued, "Despite the decrease in net sales this quarter, the second half of 2003 is expected to show significant growth, due in part to the strong response we have already received from the major equipment rental company referenced in our recent press release. The potential for one particular division of this company, to whom we're currently shipping product, is upwards of 900 units and we expect to ship several thousand additional units by year-end. This represents only 1% of equipment that could be fitted with the PURADYN(R) system to this customer, although it does not represent the number of systems the customer will order in the future. Since we shipped approximately 5,000 units in all of 2002, this one customer by itself obviously represents a huge step up in our prospective sales."

"Also," Kroger said, "we anticipate increased activity with the strengthening of our relationship with Honeywell Consumer Products Group, manufacturers of FRAM(R) filters, and our North America truck programs. Due to the successful conclusion of several evaluations, a number of customers have recently begun to purchase our system through Original Equipment Manufacturers (OEMs)."

Kroger added, "Our international sales continue to grow and are rapidly gaining the attention of other OEMs. The effort is spearheaded by our office in the United Kingdom, which showed a first-half growth in 2003 of 38% over the first half of 2002, and a second-quarter growth of over 35% in comparison to first quarter 2003."

Kroger concluded, "We have hired additional personnel to assist us in receiving 9001:2000 certification from the International Organization for Standardization
(ISO) by the end of the year. This certification will aid in securing product quality acceptance as we continue to work toward obtaining factory installation at the OEM level."

"More than ever, this is the time to remain focused on our core strategy of expanding sales from OEMs and mid- to large-sized fleet customers by strengthening PURADYN's entire distributor network, an objective we believe is essential to the success of our company."

The PURADYN(R) bypass oil filtration system continuously cleans oil to allow for the safe extension of oil drain intervals using filter element replacements and oil analysis instead of routine oil changes. This in turn offers end users the benefits of up to a 90% reduction in new oil purchases and the cost of waste oil disposal, less downtime and increased engine life.


ABOUT PURADYN FILTER TECHNOLOGIES INC.
PURADYN (AMEX: PFT) designs, manufactures and markets the PURADYN(R) bypass oil filtration system, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and dramatically extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential market. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution Prevention Technology" by the California Environmental Protection Agency.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    PURADYN Filter Technologies Incorporated
                 Condensed Consolidated Statements of Operations
            For the Three and Six Months Ended June 30, 2003 and 2002
                                   (Unaudited)

                                             Three Months Ended           Six Months Ended
                                                  June 30,                      June 30,
                                           2003            2002           2003             2002
                                       ------------    ------------    ------------    ------------
Net sales                              $    313,036    $    721,986    $  1,065,494    $  1,326,630

Costs and expenses:

     Cost of products sold                  478,773         562,042       1,159,698       1,156,783

     Salaries and wages                     465,573         433,705         911,592         824,854

     Selling and administrative             491,851         379,948       1,025,022         789,014
                                       ------------    ------------    ------------    ------------

                                          1,441,197       1,375,695       3,096,312       2,770,651
                                       ------------    ------------    ------------    ------------
Loss from operations                     (1,128,161)       (653,709)     (2,030,818)     (1,444,021)

Other income (expense):

        Investment loss                          --         (87,088)             --         (27,725)

        Interest income                      12,724          12,339          25,448          24,287

        Interest expense                    (81,397)       (109,073)       (144,089)       (140,935)
                                       ------------    ------------    ------------    ------------

Total other expense                         (68,673)       (183,822)       (118,641)       (144,373)
                                       ------------    ------------    ------------    ------------

Net loss                               $ (1,196,834)   $   (837,531)   $ (2,149,459)   $ (1,588,394)
                                       ============    ============    ============    ============

Basic and  diluted  loss per  common
share                                  $      (0.08)   $      (0.05)   $      (0.14)   $      (0.10)
                                       ============    ============    ============    ============


Weighted average common shares
outstanding                              15,683,702      15,576,103      15,673,663      15,561,290
                                       ============    ============    ============    ============